                                                                    EXHIBIT 20.2



                      FIRST UNION MASTER CREDIT CARD TRUST
                             TRUST & SERIES SUMMARY
                                  FEBRUARY 1999


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TOTAL TRUST                  SEPTEMBER 1998          OCTOBER 1998         NOVEMBER 1998         DECEMBER 1998
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TOTAL ENDING BALANCE         2,109,300,326          2,099,952,735         2,093,068,637         2,148,111,887
 ENDING PRINCIPAL BALANCE    2,032,994,109          2,023,497,125         2,018,281,517         2,071,887,806
 ENDING NON-PRINCIPAL BALANCE   76,306,217             76,455,610            74,787,120            76,224,081

 YIELD                          36,776,996    21.77%   38,986,083   23.01%   40,777,546   24.18%   39,973,599  23.77%

 CHARGE-OFFS                    (7,640,765)   -4.52%   (8,010,150)  -4.73%   (7,264,202)  -4.31%   (7,553,338) -4.49%

 NET YIELD  (YIELD - C/O)       29,136,231    17.25%   30,975,933   18.28%   33,513,344   19.87%   32,420,261  19.28%

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SERIES 1996-1                SEPTEMBER 1998          OCTOBER 1998         NOVEMBER 1998         DECEMBER 1998
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 MONTH-END INVESTOR BALANCE  1,115,151,821          1,115,151,821         1,115,151,821         1,115,151,821
 INVESTOR PERCENTAGE                 55.00%                 54.85%                55.11%                55.25%
 THREE-MONTH-AVG. EXCESS SERVICING            10.36%                10.47%                10.76%               11.40%

YIELD                           20,226,527    21.77%   21,384,913   23.01%   22,472,557   24.18%   22,086,429  23.77%

 CHARGE-OFFS                    (4,202,250)   -4.52%   (4,393,782)  -4.73%   (4,003,311)  -4.31%   (4,173,411) -4.49%
 CERTIFICATE INTEREST           (5,392,652)   -5.80%   (5,572,499)  -6.00%   (4,932,596)  -5.31%   (5,520,198) -5.94%
 SERVICING FEE                  (1,858,586)   -2.00%   (1,858,586)  -2.00%   (1,858,586)  -2.00%   (1,858,586) -2.00%

EXCESS SERVICING                 8,773,038     9.44%    9,560,045   10.29%   11,678,064   12.57%   10,534,234  11.34%


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TOTAL TRUST                              JANUARY 1999         FEBRUARY 1999
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TOTAL ENDING BALANCE                    2,106,949,039         2,060,152,370
 ENDING PRINCIPAL BALANCE               2,030,489,343         1,985,733,515
 ENDING NON-PRINCIPAL BALANCE              76,459,696            74,418,855

 YIELD                                     36,403,948   21.08%   38,335,971   22.66%

 CHARGE-OFFS                               (8,107,740)  -4.70%   (8,908,248)  -5.26%

 NET YIELD  (YIELD - C/O)                  28,296,208   16.38%   29,427,723   17.39%

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SERIES 1996-1                            JANUARY 1999         FEBRUARY 1999
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 MONTH-END INVESTOR BALANCE             1,115,151,821         1,115,151,821
 INVESTOR PERCENTAGE                            53.82%                54.92%
 THREE-MONTH-AVG. EXCESS SERVICING                      10.91%                10.31%

YIELD                                      19,593,691   21.08%   21,054,249   22.66%

 CHARGE-OFFS                               (4,363,827)  -4.70%   (4,892,441)  -5.26%
 CERTIFICATE INTEREST                      (5,167,486)  -5.56%   (4,306,230)  -4.63%
 SERVICING FEE                             (1,858,586)  -2.00%   (1,858,586)  -2.00%

EXCESS SERVICING                            8,203,792    8.83%    9,996,992   10.76%